Exhibit 99.1

Trxade Group, Inc. Withdraws Its Previously Filed FDA Emergency Use Authorization for Rapid COVID-19 Testing Kit in Response To FDA Guidance

TAMPA, FL (Access Newswire)– May 7th 2020 – Trxade Group, Inc. (NASDAQ: MEDS), an integrated drug procurement, delivery and healthcare platform, announced today that its wholly-owned subsidiary, Integra Pharma Solutions, LLC, has formally withdrawn its Emergency Use Authorization (EUA) application in connection with its partner’s manufacture of the SARS-CoV-2 IgM/IgG Antibody Rapid Test Kit from consideration in response to U.S. Food and Drug Administration (FDA) guidance. The decision to withdraw the EUA application was made after much discussion with its partnered manufacturer. Per FDA guidance, only one EUA application is allowed per manufactured kit product. The EUA process is typically filed by manufacturers and there are specific guidelines that must be adhered to by the manufacturer, one of which includes reporting on test performance.  Although Integra Pharma Solutions initially filed the EUA itself in collaboration with the manufacturer, in order to expedite the review and approval process, the parties now believe it makes more sense for the manufacturer to submit its own EUA application directly and for Integra Pharma Solutions to withdraw its previously filed EUA application.

In its ongoing effort to combat this pandemic, Integra Pharma Solutions has secured additional manufacturer relationships for test kit products for distribution, thus ensuring adequate distribution channels to continue supplying healthcare facilities and authorized providers (which meet the required criteria to perform tests) with test kits. All products carried by Integra Pharma Solutions are sourced from manufacturers that have submitted EUA applications for consideration.

About Trxade Group, Inc.

Headquartered in Tampa, Florida, Trxade Group, Inc. (Nasdaq: MEDS) is an integrated drug procurement, delivery and healthcare platform that fosters price transparency, thereby improving profit margins for both buyers and sellers of pharmaceuticals. Trxade Group operates across all 50 states with the central mission of making healthcare services affordable and accessible. Founded in 2010, Trxade Group is comprised of four synergistic operating platforms; (1) the Trxade B2B trading platform with 11,400 registered pharmacies, (2) Integra Pharma Solutions, Trxade Group’s virtual wholesale division, (3) the Bonum Health platform offering affordable telehealth services; and (4) the DelivMeds app, which coordinates a nationwide distribution network through independent pharmacies or mail order delivery. For additional information, please visit us at www.trxade.com, www.delivmeds.com, and www.bonumhealth.com.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of Trxade’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Trxade, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in filings made by Trxade with the Securities and Exchange Commission, including, but not limited to, in the “Risk Factors” sections in its Form 10-Ks and Form 10-Qs and in its Form 8-Ks, which we have filed, and file from time to time, with the U.S. Securities and Exchange Commission. These reports are available at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on Trxade’s future results and/or could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements which include, among others, the following: a delay in, or the failure of, the FDA’s approval of the test kit described above, the inability to successfully manufacture, ship or control the quality of, the test kit, and the ultimate cost of the production of such test kit. The forward-looking statements included in this press release are made only as of the date hereof. Trxade cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Investor Relations: Simonne Valdez 800-261-0281 IR@trxade.com	Corporate Communications: www.NetworkNewsWire.com 212.418.1217 Office Editor@NetworkWire.com